As filed with the Securities and Exchange Commission on June 4, 2001

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DTE ENERGY COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-3217752 (I.R.S. Employer Identification No.)

2000 2nd Avenue Detroit, Michigan 48226 (Address of Principal Executive Offices)	48226-1279 (Zip Code)

MCN ENERGY GROUP SAVINGS AND STOCK OWNERSHIP PLAN
and
MICHCON INVESTMENT AND STOCK OWNERSHIP PLAN
(Full Title of the Plans)

Susan M. Beale
2000 2nd Avenue
Detroit, Michigan 48226
(313) 235-4000

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Joseph B. Frumkin
Sullivan & Cromwell
125 Broad Street
New York, New York 10004
(212) 558-4000

CALCULATION OF REGISTRATION FEE
Title Of Securities To Be Registered	Amount To Be Registered(1)(2)(4)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount Of Registration Fee
Common Stock, without par value	3,800,000	$43.63	$165,794,000	$41,448.50
(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”) this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. Pursuant to Rule 416, this Registration Statement also covers an indeterminate amount of additional securities to adjust the number of securities reserved for issuance pursuant to the Plans as a result of a stock split, stock dividend or similar transaction affecting the Common Stock.
(2)	2,394,000 and 1,406,000 shares are being registered on behalf of (a) the MCN Energy Group Savings and Stock Ownership Plan and (b) the MichCon Investment and Stock Ownership Plan, respectively.
(3)	Pursuant to Rule 457(h) and (c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is based upon the average of the high and low prices of the Registrant’s Common Stock, as reported on the New York Stock Exchange on May 30, 2001.
(4)	One Right to purchase 1/100 of Series A Junior Participating Preferred Stock automatically trades with each share of the Common Stock pursuant to the Rights Agreement, dated as of September 23, 1997, between DTE and The Detroit Edison Company, as Rights Agent.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

As permitted by Rule 428 under the Securities Act of 1933, this Registration Statement omits the information specified in Part I of Form S–8. The documents containing the information specified in Part I will be delivered to the participants in the Plans covered by this Registration Statement, as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

The following documents, as filed with the Securities and Exchange Commission, are incorporated herein by reference:

(i)	the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

(ii)	the Registrant's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2001;

(iii)	the Annual Report on Form 11-K filed for each of the Plans for the Plan year ended December 31, 1999;

(iv)	the description of the Registrant's Common Stock, contained in the Registrant's Registration Statement on Form 8-B, dated January 2, 1996;

(v)	the description of the Registrant’s Preferred Stock Purchase Rights which automatically trade at this time with the Common Stock, contained in the Registrant’s Registration Statement on Form 8-A, dated September 23, 1997; and

(vi)	the Registrant’s Current Reports on Form 8-K dated March 7, 2001, May 24, 2001 and June 1, 2001.

All documents filed by the Registrant or the Plans pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

Not applicable.

Item 5.   Interests of Named Experts and Counsel

Not applicable.

Item 6.   Indemnification of Directors and Officers

(a) Indemnification. The DTE Energy Company Amended and Restated Articles of Incorporation provide that, to the fullest extent permitted by the Michigan Business Corporations Act (the “Act”) or any other applicable law, no director of DTE shall be personally liable to DTE or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of DTE.

DTE’s articles of incorporation further state that each person who is or was or had agreed to become a director or officer of DTE, or each such person who is or was serving or who had agreed to serve at the request of DTE’s board of directors as an employee or agent of DTE or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by DTE to the fullest extent permitted by the Act or by any other applicable law.

DTE’s articles of incorporation further state that DTE may enter into one or more agreements with any person, which agreements provide for indemnification greater or different than that provided in the articles of incorporation.

Section 209(c) of the Act permits a corporation to eliminate or limit a director’s liability to the corporation or its shareholders for money damages for any action taken or any failure to take action as a director, except liability for (1) the amount of financial benefit received by a director to which he or she is not entitled; (2) the intentional infliction of harm on the corporation or the shareholders; (3) a violation of Section 551 of the Act, dealing with unlawful distributions; or (4) for an intentional criminal act.

Sections 561 and 562 of the Act permit a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, but only with respect to a matter as to which they have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person will have been found liable to the corporation, unless and only to the extent that the court in which the action or suit was brought will determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 563 of the Act provides that a director or officer who has been successful on the merits or otherwise in defense of an action, suit or proceeding referred to in Sections 561 and 562 shall be indemnified against actual and reasonable expenses, including attorney’s fees, incurred by him or her in connection with the action, suit or proceeding, or proceeding brought to enforce this mandatory indemnification.

(b) Insurance. DTE (with respect to indemnification liability) and its directors and officers (in their capacities as such) are insured against liability for wrongful acts (to the extent defined) under three insurance policies providing aggregate coverage in the amount of $100 million.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

Exhibit Number	Description

4.01	Amended and Restated Articles of Incorporation of DTE Energy Company (incorporated herein by reference to Exhibit 3-5 to DTE’s Form 10-Q for the quarter ended September 30, 1997 (File No. 1-11607)), dated December 13, 1995, as amended by Certificate of Designation of Series A Junior Participating Preferred Stock of DTE Energy Company

(incorporated herein by reference to Exhibit 3-6 to DTE’s Form 10-Q for the quarter ended September 30, 1997).

4.02	Bylaws of DTE Energy Company, as amended through September 22, 1999 (incorporated herein by reference to Exhibit 3-3 to Registration No. 333-89175).

4.03	Rights Agreement, dated as of September 23, 1997, between DTE Energy Company and The Detroit Edison Company, as Rights Agent, including the Form of Rights Certificate attached as Exhibit B thereto (incorporated herein by reference to Exhibit 4.1 to DTE’s Form 8-K, dated September 23, 1997 (File No. 1-11607)).

4.04	MCN Energy Group Savings and Stock Ownership Plan, as amended.

4.05	MichCon Investment and Stock Ownership Plan, as amended.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of George Johnson & Company.

Item 9.   Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on this 4th day of June, 2001.

DTE ENERGY COMPANY
By:	/S/ ANTHONY F. EARLEY, JR.

	Name: Title:	Anthony F. Earley, Jr. Chairman of the Board, President Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                              Title                   Date

   Principal Executive Officers:

                                  Chairman of the Board,
                                  President, Chief Executive
/S/ ANTHONY F. EARLEY, JR.        Officer and Director               June 4, 2001
--------------------------
Anthony F. Earley, Jr.

                                  President, DTE Energy
/S/ GERARD M. ANDERSON            Resources Group                    June 4, 2001
--------------------------
Gerard M. Anderson

                                  President, DTE Distribution
/S/ ROBERT J. BUCKLER             Group                              June 4, 2001
--------------------------
Robert J. Buckler

   Principal Financial Officer:

                                  Senior Vice President, Chief
/S/ DAVID E. MEADOR               Financial Officer                  June 4, 2001
--------------------------
David E. Meador

   Principal Accounting Officer:

/S/ DANIEL G. BRUDZYNSKI           Vice President and Controller     June 4, 2001
--------------------------
Daniel G. Brudzynski

/S/ TERENCE E. ADDERLEY           Director                           June 4, 2001
--------------------------
Terence E. Adderley

/S/ LILLIAN BAUDER                Director                           June 4, 2001
--------------------------
Lillian Bauder

/S/ DAVID BING                    Director                           June 4, 2001
--------------------------
David Bing

/S/ ALLAN D. GILMOUR              Director                           June 4, 2001
--------------------------
Allan D. Gilmour

/S/ ALFRED R. GLANCY              Director                           June 4, 2001
--------------------------
Alfred R. Glancy III

/S/ FRANK M. HENNESSEY            Director                           June 4, 2001
--------------------------
Frank M. Hennessey

/S/ THEODORE S. LEIPPRANDT        Director                           June 4, 2001
--------------------------
Theodore S. Leipprandt

/S/ JOHN E. LOBBIA                Director                           June 4, 2001
--------------------------
John E. Lobbia

/S/ EUGENE A. MILLER              Director                           June 4, 2001
--------------------------
Eugene A. Miller

/S/ CHARLES W. PRYOR, JR.         Director                           June 4, 2001
--------------------------
Charles W. Pryor, Jr.

/S/ HOWARD F. SIMS                Director                           June 4, 2001
--------------------------
Howard F. Sims

The Plans.

Pursuant to the requirements of the Securities Act of 1933, the Board of Directors of DTE Enterprises, Inc., as the person that administers the MCN Energy Group Savings and Stock Ownership Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on June 4, 2001.

/S/ SUSAN M. BEALE

Name: Title:	Susan M. Beale Director

/S/ ANTHONY F. EARLEY, JR.

Name: Title:	Anthony F. Earley, Jr. Director

/S/ ERIC H. PETERSON

Name: Title:	Eric H. Peterson Director

Pursuant to the requirements of the Securities Act of 1933, the Board of Directors, as the person that administers the MichCon Investment and Stock Ownership Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on June 4, 2001.

/S/ SUSAN M. BEALE

Name: Title:	Susan M. Beale Director

/S/ ANTHONY F. EARLEY, JR.

Name: Title:	Anthony F. Earley, Jr. Director

/S/ ERIC H. PETERSON

Name: Title:	Eric H. Peterson Director

EXHIBIT INDEX

Exhibit Number	Description

4.01	Amended and Restated Articles of Incorporation of DTE Energy Company (incorporated herein by reference to Exhibit 3-5 to DTE’s Form 10-Q for the quarter ended September 30, 1997 (File No. 1-11607)), dated December 13, 1995, as amended by Certificate of Designation of Series A Junior Participating Preferred Stock of DTE Energy Company (incorporated herein by reference to Exhibit 3-6 to DTE’s Form 10-Q for the quarter ended September 30, 1997).

4.02	Bylaws of DTE Energy Company, as amended through September 22, 1999 (incorporated herein by reference to Exhibit 3-3 to Registration No. 333-89175).

4.03	Rights Agreement, dated as of September 23, 1997, between DTE Energy Company and The Detroit Edison Company, as Rights Agent, including the Form of Rights Certificate attached as Exhibit B thereto (incorporated herein by reference to Exhibit 4.1 to DTE’s Form 8-K, dated September 23, 1997 (File No. 1-11607)).

4.04	MCN Energy Group Savings and Stock Ownership Plan, as amended.

4.05	MichCon Investment and Stock Ownership Plan, as amended.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of George Johnson & Company.